Exhibit 10.2

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This is the Second Amendment to the Purchase and Sale Agreement (“Contract”) entered into the 3rd day of December, 2015 by and between Flanders Holding, LLC, (“Seller”) and Voltari Real Estate Holding, LLC (“Purchaser”) which Contract was amended by the First Amendment to the Purchase and Sale Agreement on January 11, 2016 (“First Amendment”).

The parties wish to amend the Contract, as amended in the First Amendment as follows:

1.	Section 2.6 is amended to change the ending of the Contingency Period to March 10, 2016.

The Contract and First Amendment, except as amended above, shall remain in full force and effect.

In witness whereof, the parties have set their hands as of the 10th day of February, 2016.

Flanders Holding, LLC, Sellers		Voltari Real Estate Holding, LLC

by:	/s/ Jason Keen	by:	/s/ John Breeman
	Jason Keen, Manager		John Breeman,